UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2005

SPESCOM SOFTWARE INC.

(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

10052 Mesa Ridge Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 625-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 25, 2005, Spescom Software Inc. (the “Company”) entered into a definitive agreement respecting a private placement with Monarch Pointe Fund, Ltd. (“Monarch”) and M.A.G. Capital, LLC (“MAG”).  As further described below, the terms of the financing provide, subject to certain conditions, for the issuance by the Company at two closings of an aggregate of 2,450 shares of Series H Convertible Preferred Stock and warrants to purchase an aggregate of 1,851,852 shares of common stock at $0.27 per share, at an aggregate purchase price of $1,000,000.

The first closing of the transaction took place on October 25, 2005.  At the first closing, the Company issued 1,950 shares of Series H Convertible Preferred Stock, and warrants, expiring October 25, 2008, to purchase 925,926 shares of common stock at $0.27 per share.  The preferred stock issued at the first closing is convertible into up to 26,896,552 shares of common stock.  In connection with the first closing, Monarch transferred 1,450 shares of the Company’s Series G Convertible Preferred Stock to the Company.  The aggregate purchase price paid by the investors for the preferred stock and warrants issued at the first closing was $500,000.

Under the terms of the financing, the second closing will occur no later than January 20, 2006, provided that the investors are not obligated to consummate the second closing unless certain conditions are satisfied.  The financing terms provide for the issuance by the Company at the second closing of 500 shares of Series H Convertible Preferred Stock and warrants, expiring on the third anniversary of the second closing, to purchase 925,926 shares of common stock at $0.27 per share.  The preferred stock subject to issuance at the second closing is convertible into up to 6,896,552 shares of common stock.  The financing terms provide that the investors participating in the second closing will be MAG and one or more of Monarch, Mercator Momentum Fund, L.P., or Momentum Fund III, L.P., as designated by MAG.  The aggregate purchase price of the preferred stock and warrants subject to issuance at the second closing is $500,000.

If the Company has not entered into a binding agreement to consummate a consolidation, merger, reclassification of the stock of the Company (subject to certain exceptions), or disposition of all on substantially all of the assets of the Company, on or before April 30, 2006, the holders of Series H Convertible Preferred Stock may, by the vote not later than June 30, 2006 of at least two-thirds of the then-outstanding shares, elect to have all of the outstanding shares of Series H Convertible Preferred Stock redeemed by the Company.  Upon such election, the Company would be obligated to redeem the Series H Convertible Preferred Stock at an amount equal to $1000 per share plus all declared but unpaid dividends.  In the event that the holders of Series H Convertible Preferred Stock exercise their redemption right but the Company does not have sufficient funds available to redeem the Series H Convertible Preferred Stock in accordance with applicable law, the holders of Series H Convertible Preferred Stock as a class will be entitled to elect the smallest number of directors of the Company constituting a majority of the authorized number of directors.

On October 28, 2005, the Company issued a press release regarding the equity financing transaction.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

As previously disclosed in the Company’s report on Form 8-K dated November 5, 2004, the Company completed a private placement with Monarch and MAG (which at that time was named Mercator Advisory Group, LLC) on November 5, 2004, pursuant to which the Company issued 2,200 shares of Series G Convertible Preferred Stock and warrants, expiring November 5, 2007, to purchase 2,750,000 shares of common stock at $0.44 per share.

Item 3.02.  Unregistered Sales of Equity Securities.

The private placement with Monarch and MAG was conducted without registration under the Securities Act of 1933, as amended, in reliance upon the exemptions provided by Securities Act Rules 505 and 506, and Section 4(2) of such Act.  See Item 1.01 above for further information regarding the terms of the private placement.

The Series H Preferred shares issued at the first closing and those subject to issuance at the second closing are convertible into common stock at the conversion rate in effect at the time of conversion.  The conversion price per share of the Series H Convertible Preferred Stock is equal to 85% of the market price (the volume weighted average price of the Company’s common stock during the 5 immediately preceding trading days, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.40 per share (the “Ceiling Price”), or be less than a floor price which varies with the aggregate gross revenues of the Company during the last four fiscal quarters for which revenues have been reported by the Company prior to such time, but which will not be lower than $0.0725 per share and not higher than $0.16 per share.  The conversion price is subject to adjustment in the case of any stock split, combination, capital reorganization, reclassification, consolidation or merger, and certain dividends.  Subject to certain exceptions, the conversion price is also subject to weighted average anti-dilution adjustment in the case of an issuance of shares of common stock or securities exercisable for or convertible into common stock, at a per share price, exercise price or conversion price less than the conversion price then in effect.

The warrants issued in the first closing have a term of exercise beginning on October 25, 2005, and expiring October 25, 2008.  If the second closing takes place, the warrants issued therein will have a term of exercise beginning on the date of the second closing and expiring on the third anniversary of the second closing.  The number of shares issuable upon exercise and the per share exercise price of the warrants are subject to adjustment in the case of any stock dividend, stock split, combination, capital reorganization, reclassification, consolidation or merger.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the transaction described in Items 1.01 and 3.02 above, on October 25, 2005 the Company filed a Certificate of Determination of Series H Convertible Preferred Stock with the Secretary of State of the State of California, establishing the rights, preferences, privileges and restrictions of the Company’s Series H Convertible Preferred Stock.

The Certificate of Determination of Series H Convertible Preferred Stock in the form submitted for filing is attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit	Description

3.1	Certificate of Determination of Series H Convertible Preferred Stock
10.1	Subscription Agreement
10.2	Registration Rights Agreement
10.3	Form of Registration Rights Agreement (Second Closing)
10.4	Warrant to Purchase Common Stock – M.A.G. Capital, LLC
10.5	Warrant to Purchase Common Stock – Monarch Pointe Fund, Ltd.
10.6	Form of Warrant to Purchase Common Stock (Second Closing)
99.1	Press release issued by Spescom Software Inc. on October 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2005

SPESCOM SOFTWARE INC.

	By:	/s/ John W. Low
John W. Low
Chief Financial Officer